Exhibit 11
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                                                         Hadron, Inc.
                                                Earnings per Share Computation

Basic EPS:

                                Three Months Ended                       Six  Months Ended
                                  December 31,                             December 31,
                            1997                 1996                1997                 1996
                        -------------       ------------        ------------        --------------
Net income                  $101,500            $10,600            $274,200               $24,900

                        -------------       ------------        ------------        --------------
                            $101,500            $10,600            $274,200               $24,900
                        =============       ============        ============        ==============


Weighted average shares:

  Shares outstanding       1,686,685          1,506,685           1,686,685             1,506,685
                        -------------       ------------        ------------        --------------
                           1,686,685          1,506,685           1,686,685             1,506,685


Earnings per share          $101,500 = $.06     $10,600 = $.01     $274,200 = $.16        $24,900 = $.02
                        -------------  ====  ------------  ====  ------------  ====  -------------- ===
                           1,686,685          1,506,685           1,686,685             1,506,685
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Diluted EPS:

                                Three Months Ended                       Six  Months Ended
                                   December 31,                             December 31,
                            1997                 1996                1997                 1996
                        -------------        ------------        ------------        --------------
Net income                  $101,500            $10,600            $274,200               $24,900

Add:
  Interest expense
  savings assuming
  repayment of debt            3,000              7,300               6,000                14,900
                        -------------        ------------        ------------        --------------
                            $104,500            $17,900            $280,200               $39,800
                        =============        ============        ============        ==============

Weighted average shares:

  Shares outstanding       1,686,685           1,506,685          1,686,685             1,506,685
  CSE options                283,707             279,076            218,842               234,073
  Convertible debt           140,150                                106,792
  Warrants                   892,872             851,163            821,960               757,725
                        -------------        ------------        ------------        --------------
                           3,003,414           2,636,924          2,834,279             2,498,483


Earnings per share          $104,500 = $.03      $17,900 = $.01    $280,200 = $.10        $39,800 =$.02
                        -------------  ====  ------------  ====  ------------  ====  --------------  ===
                           3,003,414           2,636,924          2,834,279             2,498,483

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